SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): March 19, 1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction              File Numbers)    Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On March 19, 1997, Computervision Corporation (the "Company") issued a press release announcing the termination of the agreement with J. F. Lehman & Co. to purchase its Open Service Solutions (OSS) business unit. It also announced that it has signed a non-binding Letter of Intent for the sale of 51% of OSS to M.D. Sass Investors Services, Inc., an affiliate of the Company (see attached press release).

     On March 19, 1997, Computervision Corporation also issued a press release announcing the appointment of James P. Regan as President and CEO of CV Services International (see attached press release).

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated March 19, 1997

         (99) (b) Press Release dated March 19, 1997

                            SIGNATURES



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General Counsel

                               Date:  March 24, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated March 19, 1997      6-7

(99) (b) Press Release dated March 19, 1997      8-9

For Further Information

Investor Contact:                 Media Contact:
Kathryn Cadigan                   Paula Slotkin
Director, Investor Relations      Director, Public Relations
(617) 275-1800, ext. 1871         (617) 275-1800, ext. 1838
kcadigan@msgate.cv.com            pslotkin@msgate.cv.com


                      FOR IMMEDIATE RELEASE

                    Computervision Announces:
             Termination of J.F. Lehman Agreement to
                   Purchase Services Business;
         A New Buyer to Purchase 51% of Services Business

BEDFORD, Mass., March 19, 1997 - Computervision (NYSE:CVN) today announced the termination of the agreement with J.F. Lehman & Company for its Open Service Solutions (OSS) business unit. The Company also announced it has signed a non-binding Letter of Intent with a new buyer for this business.

Under the Letter of Intent, M.D. Sass Investors Services, Inc., a New York-based investment management concern, and affiliated entities, will purchase 51% interest in OSS. Computervision will receive $30 million in cash, $25 million in a preferred note, and 49% of the new company's common equity. Additionally, M.D. Sass will have the option to purchase 10% of the Company's interest in the new entity. The terms will provide for certain prepayment incentives to quickly monetize the preferred note. The purchase is subject to financing and customary closing conditions.

Kathleen A. Cote, president and chief executive officer, said "We have developed a strong plan to manage and grow the OSS business as an autonomous unit, which will allow Computervision management to focus its attention on the high-growth Electronic Product Definition(TM) (EPD(TM)) market. However, once concluded, the M.D. Sass transaction would not only allow us to complete the transition to a pure software solutions company, but also to realize the value we see in the OSS business."

In a separate press release today, it was announced that James P. Regan will be president and chief executive officer of the re-named services business, Computervision Services International
(CVSI). Regan brings more than thirty years of industry and military experience to CVSI and has an exemplary track record in managing and growing information technology services businesses, most recently for a $270 million information systems business unit of Litton Industries, PRC, Inc.

"Over the last four quarters, CVSI revenues have remained constant at approximately $40 million each quarter. Jim's task will be to sustain the revenue stream in 1997 and to position
CVSI for growth," continued Cote.

Cote concluded by stating, "The past three years have seen dramatic change in the industry and in our Company. These changes translated into earnings growth for our shareholders and improvement in our balance sheet. Our goal remains to direct our focus on bringing value to our shareholders by delivering the best software solutions available for our existing and prospective customers."

As a result of the termination of the Lehman agreement, approximately $5 million in previously deferred fees and expenses will now be expensed in the fourth quarter of 1996. The Company also expects to record a non-recurring charge in Q1 for approximately $7 million related primarily to completing the separation of CVSI from the software company.

This press release contains "forward-looking" statements under the federal securities laws. The Company notes that the actual results could differ materially from those projected, including: reliance on significant contracts from large customers that make quarterly revenue and earnings difficult to predict and the risks associated with new product introduction and technology development by the Company. The Company refers the reader to its filings with the Securities and Exchange Commission for other risks and uncertainties.

Computervision Background
-------------------------

Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition (EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 26 years, the Company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Computervision and the Computervision logo are USPTO registered trademarks of Computervision Corporation. Electronic Product Definition and EPD are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product, and other company information is available via fax by dialing 1-800-546-4616. Any questions should be directed to Investor Relations at Computervision Corporation at (617) 275-1800, ext. 1871. For more information on Computervision, please call (617) 275-1800 or visit the Computervision web site at ht.//www.cv.com.

For Further Information:

Wayne B. George
Computervision Corporation
(617) 275-1800, ext. 2443
wgeorge@msgate.cv.com

                      FOR IMMEDIATE RELEASE


    Computervision Appoints James P. Regan President and CEO
                   of CV Services International

BEDFORD, Mass., March 19, 1997 -- Computervision Corporation
(NYSE:CVN) today announced the appointment of James P. Regan to president and chief executive officer of its newly renamed technology services solutions business, CV Services International
(CVSI).

Regan brings over thirty years of industry and military management experience with ten plus years in the IT systems and services businesses. Most recently, he was senior vice president and general manager of PRC's Standard Systems market sector, an IT solutions provider. Prior to that, Regan was senior vice president and general manager of PRC's Information Systems Business Unit. Formerly, he held vice president, general and operations management positions for PRC's Continuous Acquisition and Life-Cycle Support Systems Division and Applied Management Group.

"Jim is a significant addition to the CVSI management team, "said
Kathleen Cote, president and chief executive officer of Computervision. "His leadership skills coupled with a strong systems and services background will be especially valuable to the CVSI business."

"We are confident in our ability to stabilize and grow CVSI," said Regan. "Our continuing goals are to expand the range of services CVSI provides in systems support and maintenance, networking and information technology infrastructure support."

CV Services International (CVSI), formerly the Open Service Solutions (OSS) business unit of Computervision Corporation, has a history firmly rooted in complex systems in a networked environment. It has matured as a truly international company, supporting more than 20,000 manufacturing and commercial customers and serving more than 100,000 systems worldwide. CVSI is the largest independent provider of hardware and systems software services to end users of Sun Microsystems and is one of the world's leading IT service providers.

Computervision Background
-------------------------

Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition (EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 26 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market.
Computervision Services(R) provides best-practices consulting programs to support product development process reengineering and technology implementation. Computervision Services also supports applications, systems, and networks in heterogeneous computing environments. Computervision is headquartered in Bedford, Massachusetts.

Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Please refer to the company's SEC reports and filings for further information on such factors.

Computervision, the Computervision logo, and Computervision
Services are USPTO registered trademarks of Computervision
Corporation. Electronic Product Definition, and EPD are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product, and other company information is available via fax by dialing 1-800-546-4616. Any questions should be directed to Investor Relations at Computervision Corporation at (617) 275-1800, ext. 1871. For more information on Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.